Exhibit 99

FOR IMMEDIATE RELEASE

Contact: Robert F. Mangano	Contact: Joseph C. Castelluci
President and Chief Executive Officer	President and Chief Executive Officer,
1st Constitution Bancorp	General Counsel and Secretary
(609) 655-4500	Rumson-Fair Haven Bank and Trust Company
(732) 933-4445

1ST CONSTITUTION BANCORP AND RUMSON-FAIR HAVEN BANK AND TRUST COMPANY ANNOUNCE RUMSON-FAIR HAVEN BANK AND TRUST COMPANY SHAREHOLDER APPROVAL OF THE MERGER, MAILING OF ELECTION FORMS AND ANTICIPATED CLOSING DATE OF MERGER.

CRANBURY, NJ and RUMSON, NJ – January 22, 2014 – 1st Constitution Bancorp (Nasdaq: FCCY) (“1st Constitution”), parent company of 1st Constitution Bank, and Rumson-Fair Haven Bank and Trust Company (OTCBB: RFHB) (“Rumson”) announced today that, at a special meeting of Rumson shareholders which was held today, the merger of Rumson with and into 1st Constitution Bank was approved by Rumson shareholders and is expected to close on February 7, 2014.

A form for making an election will be mailed to each Rumson shareholder on or about January 22, 2014.  Once the merger is completed, shares of Rumson common stock will be exchanged for either shares of 1st Constitution Bancorp common stock, cash, or a combination of stock and cash as chosen by the shareholder, subject to the election, allocation and proration procedures contained in the Agreement and Plan of Merger, dated as of August 14, 2013 and as amended on September 19, 2013, by and between 1st Constitution, 1st Constitution Bank and Rumson and described in the proxy statement/prospectus of 1st Constitution and Rumson, dated December 18, 2013.  Rumson shareholders with questions about election procedures may call Registrar and Transfer Company, the exchange agent, at 1-800-368-5948.

Robert F. Mangano, President and Chief Executive Officer of 1st Constitution, said “We look forward to completing the merger which will expand our franchise into Monmouth County and which, I believe, will create long term benefits for our shareholders.”

About 1st Constitution
1st Constitution Bancorp, through its primary subsidiary, 1st Constitution Bank, operates fourteen branch banking offices in Cranbury (2), Fort Lee, Hamilton, Hightstown, Hillsborough, Hopewell, Jamesburg, Lawrenceville, Perth Amboy, Plainsboro, Rocky Hill, West Windsor, and Princeton, New Jersey. 1st Constitution Bancorp is traded on the Nasdaq Global Market under the trading symbol “FCCY” and can be accessed through the Internet at www.1stconstitution.com.

About Rumson
Rumson is a New Jersey state-chartered bank with five offices: Rumson’s principal office is located at 20 Bingham Avenue, Rumson, New Jersey, with branches located at 636 River Road, Fair Haven, 500 Broad Street, Shrewsbury, 251 East Main Street, Oceanport and 511 Cookman Avenue, Asbury Park, New Jersey. Please visit Rumson’s website at www.rfhbank.com for additional information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward looking statements. When used in this and in future press releases by 1st Constitution, in 1st Constitution’s filings with the Commission and in oral statements made with the approval of an authorized executive officer of 1st Constitution, the words or phrases “will,” “will likely result,” “could,” “anticipates,” “believes,” “continues,” “expects,” “plans,” “will continue,” “is anticipated,” “estimated,” “project” or “outlook” or similar expressions (including confirmations by an authorized executive officer of 1st Constitution of any such expressions made by a third party with respect to 1st Constitution) are intended to identify forward-looking statements. 1st Constitution wishes to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.

Factors that may cause actual results to differ from those results expressed or implied, include, but are not limited to, those listed under “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in 1st Constitution’s Annual Report on Form 10-K filed with the Commission on March 22, 2013, such as the overall economy and the interest rate environment; the ability of customers to repay their obligations; the adequacy of the allowance for loan losses; competition; significant changes in accounting, tax or regulatory practices and requirements; certain interest rate risks; risks associated with investments in mortgage-backed securities; and risks associated with speculative construction lending. Although management has taken certain steps to mitigate any negative effect of the aforementioned items, significant unfavorable changes could severely impact the assumptions used and could have an adverse effect on profitability. Other factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to obtain shareholder or regulatory approval for the proposed merger or to satisfy other conditions to the proposed merger on the proposed terms and within the proposed timeframe including, without limitation, the inability to realize expected cost savings and synergies from the proposed merger in the amounts or in the timeframe anticipated; changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; and the inability to retain Rumson’s customers and employees; and an increase in the share price of 1st Constitution’s common stock from the date of the Merger Agreement until the closing of the proposed merger which, as a result of the fixed exchange ratio, will result in an increase in the cost of the proposed merger to 1st Constitution. 1st Constitution undertakes no obligation to publicly revise any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements, except as required by law.